Exhibit 107.1
Calculation of Filing Fee Tables

Form S-1
(Form Type)

Sema4 Holdings Corp.
(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount To Be Registered(1)	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	160,864,198(2)	$2.18(3)	$350,683,951.64(3)	0.0000927	$32,508.41
Total Offering Amounts					$350,683,951.64		$32,508.41
Total Fee Offsets(4)							—
Net Fee Due							$32,508.41

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of securities as may become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without Sema4 Holdings Corp.’s (the “Registrant”) receipt of consideration which results in an increase in the number of outstanding shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”) of the Registrant.

(2)The number of shares of Class A common stock being registered represents (i) up to 80,000,000 shares of the Registrant’s Class A common stock issued to OPKO Health, Inc. (“OPKO”) as a portion of the consideration for the Acquisition (as defined in the Registration Statement), (ii) up to 30,864,198 shares of the Registrant’s Class A common stock that may be issuable to OPKO in connection with the achievement of certain revenue-based milestones for each of the fiscal years ending December 31, 2022 and December 31, 2023, and (iii) up to 50,000,000 shares of the Registrant’s Class A common stock issued in a private placement pursuant to subscription agreements each entered into on January 14, 2022.

(3)Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $2.18 per share represents the average high and low sales prices of the Class A common stock of the Registrant as quoted on The Nasdaq Stock Market on April 25, 2022.

(4)The Registrant does not have any fee offsets.